Power of Attorney


STATE OF MICHIGAN    )
				 )  SS
COUNTY
OF
WAYNE	 )

    KNOW ALL BY THESE PRESENTS that I, Josue Robles,
Jr., do
hereby constitute and appoint Sandra K. Ennis, Thomas A. Hughes,
Bruce D.
Peterson, Susan E. Riske and Teresa M. Sebastian, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange
Commission Forms 3, 4 and 5 and 144,
that may be required or advisable in
connection with my holdings in and
transactions related to securities of
DTE Energy Company.

    This
Power of Attorney is in full force
and effect until revoked by the
undersigned in a signed writing delivered to such attorney-in-fact.


IN WITNESS THEREOF, I have hereto
set my hand this 28th day of April, 2005.


					 /s/Josue Robles,
Jr.
					 Josue Robles, Jr.



Witnesses:

/s/Bonita E.
McCree
Bonita E. McCree

/s/Sharon
L. Sabat
Sharon L. Sabat


STATE OF MICHIGAN    )
				 )  SS

COUNTY OF WAYNE	 )


On this 28th day of April, 2005, before me personally appeared Josue
Robles, Jr., to me known to be the person described who executed the foregoing Power of Attorney.


Subscribed and sworn to before
me
		    the 28th day of April, 2005.


		    /s/Nancy K. Steck

		    Nancy K. Steck
		    Notary Public -
Macomb County

Acting in Wayne County
		    My Commission Expires:
5-14-2006